EXHIBIT 32.2

NUVELO, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SEC. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nuvelo, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter S. Garcia, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PETER S. GARCIA
Peter S. Garcia
Senior Vice President and Chief Financial Officer

Date: November 13, 2003

A signed original of this written statement required by Section 906 has been provided to Nuvelo, Inc., and will be retained by Nuvelo and furnished to the Securities and Exchange Commission or its staff upon request.